EXHIBIT 99

News Release	For further information contact: Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Reports
4.3 Percent Increase in Same Store Sales and
65 Percent Increase in EBITDA for the Fiscal 2006 Third Quarter

DALLAS—December 6, 2006—Dave & Buster’s, Inc., a leading operator of upscale restaurant/entertainment complexes, today announced results for its third quarter ended October 29, 2006.

Total revenue for the third quarter increased 10.1 percent, or $10.6 million, to $116.3 million from $105.6 million in the prior year’s comparable quarter. Food and beverage revenue increased 11.2 percent, and amusement and other revenue increased 8.7 percent. In addition, the Company reported a 4.3 percent increase in same store sales for the third quarter, and a 12.0 percent increase in same store sales for its previously acquired Jillian’s stores. EBITDA increased by $4.2 million to $10.5 million for the third fiscal quarter.

Total revenues for the 39-week period increased 10.3 percent to $366.3 million from $332.2 million for the comparable period last year. Food and beverage revenue increased 11.8 percent, and amusement and other revenue increased 8.5 percent. Year to date, same store sales for the Dave and Buster’s concept increased by 5.3 percent, while same store sales for the previously acquired Jillian’s stores increased by 5.5 percent. Year to date EBITDA was flat versus 2005 at $37.1 million. Year to date results were impacted by $7.6 million in startup and merger-related costs versus $5.1 million in startup and non-recurring Jillian’s costs in the prior year.

“We have made significant progress in our margin improvement versus prior year while maintaining the very strong sales momentum we established in the first half of the year,” stated Steve King, the Company’s Chief Executive Officer. “Excluding the one time costs associated with the merger and change in control contracts, we are on target to meet our projections for the year.”

Non-GAAP Financial Measures
A reconciliation of EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss third quarter results on Thursday, December 7, 2006, at 9:00 AM eastern time.  To participate in the conference call, please dial 877-598-7022 a few minutes prior to the start time and reference code # 3585696. An archived replay of the teleconference will be available approximately two hours following the call and will be posted on the Company’s website. To access the replay call 800-642-1687 and reference the same confirmation code as listed above.

Celebrating over 24 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale restaurant/entertainment concepts with 48 locations throughout the United States and in Canada. More information on the Company is available on the Company’s website, www.daveandbusters.com.

“Safe Harbor” Statements Under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release includes forward-looking statements.

Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “believes,” “intends,” “should,” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 29, 2006	January 29, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,037	$7,582
Other current assets	26,494	19,648
Total current assets	27,531	27,230

Property and equipment, net	318,677	374,616

Assets held-for-sale, net	28,460	—

Intangible and other assets, net	157,276	21,216

Total assets	$531,944	$423,062

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$55,637	$64,436

Other long-term liabilities	90,612	82,856

Long-term debt, less current liabilities	288,625	70,550

Stockholders’ equity	97,070	205,220

Total liabilities and stockholders’ equity	$531,944	$423,062

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended October 29, 2006 (Combined)		13 Weeks Ended October 30, 2005 (Pre-Merger)

Food and beverage revenues	$64,727	55.7%	$58,212	55.1%
Amusement and other revenues	51,543	44.3%	47,433	44.9%
Total revenues	116,270	100.0%	105,645	100.0%

Cost of products	23,997	20.6%	22,334	21.1%
Store operating expenses	73,207	63.0%	67,644	64.0%
General and administrative expenses	7,739	6.7%	7,819	7.4%
Depreciation and amortization	11,972	10.3%	9,934	9.4%
Startup costs	814	0.7%	1,495	1.4%
Total operating expenses	117,729	101.3%	109,226	103.3%

Operating income (loss)	(1,459)	(1.3)%	(3,581)	(3.3)%
Interest expense, net	7,200	6.2%	1,458	1.4%

Income (loss) before provision for income taxes	(8,659)	(7.5)%	(5,039)	(4.7)%
Provision (benefit) for income taxes	(3,442)	(3.0)%	(1,839)	(1.7)%
Net income (loss)	$(5,217)	(4.5)%	$(3,200)	(3.0)%

Other information:
Company operated stores open at end of period	47		45

EBITDA, which is earnings before interest, taxes, depreciation and amortization, is used by management, bankers and investors to evaluate a company’s ability to repay debt and for compliance of certain debt covenants.

Total Net Income (loss)	$(5,217)	$(3,200)
Add back: Provision (benefit) for income taxes	(3,442)	(1,839)
Interest expense, net	7,200	1,458
Depreciation and amortization	11,972	9,934
EBITDA	$10,513	$6,353

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands,)
(unaudited)

	39 Weeks Ended October 29, 2006 (Combined)		39 Weeks Ended October 30, 2005 (Pre-Merger)

Food and beverage revenues	$201,166	54.9%	$179,982	54.2%
Amusement and other revenues	165,098	45.1%	152,227	45.8%
Total revenues	366,264	100.0%	332,209	100.0%

Cost of products	75,132	20.5%	67,489	20.3%
Store operating expenses	224,646	61.3%	202,576	61.0%
General and administrative expenses	25,450	6.9%	22,715	6.8%
Depreciation and amortization	34,495	9.4%	31,992	9.6%
Startup costs	3,921	1.1%	2,377	0.7%
Total operating expenses	363,644	99.2%	327,149	98.4%

Operating income (loss)	2,620	0.8%	5,060	1.6%
Interest expense, net	19,618	5.4%	4,892	1.5%

Income (loss) before provision for income taxes	(16,998)	(4.6)%	168	0.1%
Provision (benefit) for income taxes	(6,366)	(1.7)%	62	0.0%
Net income (loss)	$(10,632)	(2.9)%	$106	0.1%

Other information:
Company operated stores open at end of period	47		45

EBITDA, which is earnings before interest, taxes, depreciation and amortization, is used by management, bankers and investors to evaluate a company’s ability to repay debt and for compliance of certain debt covenants.

Total Net Income (loss)	$(10,632)	$106
Add back: Provision (benefit) for income taxes	(6,366)	62
Interest expense, net	19,618	4,892
Depreciation and amortization	34,495	31,992
EBITDA	$37,115	$37,052

DAVE & BUSTER’S, INC.
Consolidates Statements of Cash Flow
(dollars in thousands)
(unaudited)

	39 Weeks Ended October 29, 2006 (Combined)	39 Weeks Ended October 30, 2005 (Pre-Merger)

Cash flows from operating activities:
Net income (loss)	$(10,632)	$106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,495	31,992
Changes in operating assets and liabilities	(1,347)	(524)
Other, net	(2,826)	1,468
Net cash provided by operating activities	19,690	33,042

Capital expenditures	(35,327)	(41,870)
Purchase of Predecessor common stock and other	(326,119)	(960)
Net cash used in investing activities	(361,446)	(42,830)

Net cash provided by (used in) financing activities	335,211	4,024

Increase (decrease) in cash and cash equivalents	(6,545)	(5,764)

Beginning cash and cash equivalents	7,582	7,624

Ending cash and cash equivalents	$1,037	$1,860